Exhibit 99.1

          FNB United Corp. Announces Third Quarter Earnings


    ASHEBORO, N.C.--(BUSINESS WIRE)--Oct. 24, 2006--FNB United Corp. (NASDAQ:FNBN), the holding company for First National Bank and Trust Company and Dover Mortgage Company, today announced its financial results for the third quarter of 2006. Net income for the third quarter decreased to $2.03 million, or $.18 per diluted share, from $2.56 million, or $.44 per diluted share, in the same period of 2005; the decreases in net income and earnings per share were 21% and 59%, respectively. For the first nine months of 2006, net income was $8.74 million, or $.95 per diluted share, compared to $7.14 million, or $1.24 per diluted share, for the same period last year, which represents an increase of 22% in earnings and a decrease of 23% in earnings per share.

    The comparability of earnings and earnings per share between 2006 and 2005 has been significantly impacted by two acquisitions which occurred in the fourth quarter of 2005 and the second quarter of 2006. Purchase accounting was used for both acquisitions. The third quarter and year to date 2006 earnings included significant merger and conversion expenses as well as an investment portfolio restructuring charge. FNB United Corp. acquired United Financial, Inc. in November of 2005, and United Financial's banking subsidiary, Alamance Bank (including its division, Hillsborough Bank) was merged into First National Bank effective February 1, 2006. Integrity Financial Corporation was acquired on April 28, 2006, and its banking subsidiary, First Gaston Bank of NC (including its divisions, Catawba Valley Bank and Northwestern Bank) was merged into First National Bank effective August 1, 2006. The results of operations for the three months ended September 30, 2006 include both United Financial, Inc. (Alamance Bank) and Integrity Financial Corporation (First Gaston
Bank); while the results of operations for the nine month period ended September 30, 2006 include nine months of operations for United Financial Inc. and only five months of operations for Integrity Financial Corp.

    Third quarter and year to date 2006 earnings have been impacted by the recognition of charges to earnings for stock option compensation. Previously, the dilutive effect of stock options was reflected in the financial statement footnotes.

    Balance sheet

    At September 30, 2006, total assets were $1,799.0 million, an increase of 93% from September 30, 2005; loans were $1,296.7 million, an increase of 83% and deposits were $1,382.6 million, an increase of 92%. Compared to December 31, 2005, total assets, loans and deposits increased 63%, 60% and 64%, respectively. Return on average equity on an annualized basis for the first nine months of 2006 was 7.20%, and return on average assets was 0.78%. Return on tangible equity and assets (calculated by deducting average goodwill and core deposit premiums from average equity and from average assets) amounted to 14.61% and 0.82% respectively. For the 2006 third quarter, return on equity was 3.87% and return on assets was 0.45%; while the returns on tangible equity and assets were 9.20% and 0.48%, respectively.

    Investment portfolio restructuring

    As announced on October 5, 2006, approximately $123 million of available for sale securities, or approximately 53% of the total carrying value of the investment portfolio was sold, in the 2006 third quarter, as part of the restructuring of the investment portfolio to eliminate certain under-performing investments and to improve the net interest margin in future periods. Portions of the liquidated investments were obtained in the United and Integrity acquisitions. The pre-tax loss recognized on this transaction was $1.3 million.

    Interest income

    Net interest income increased $15.7 million or 64% in the first nine months of 2006 compared to the same period in 2005, reflecting the effect of a 60% increase in the earning assets and a rising rate environment which improved the net interest margin on a taxable equivalent basis, from 4.15% in 2005 to 4.21%. For the 2006 third quarter, the $7.3 million or 84% increase in net interest income was driven by an 88% increase in average earning assets. The net interest margin, however, decreased from 4.24% to 4.14% as the cost of funds increased faster than the yield on earning assets.

    Provision for loan losses

    The 2006 third quarter provision for loan losses was $1.8 million compared to $0.4 million in the same period of 2005, while the comparable year-to-date provisions were $2.3 million and $1.7 million, respectively. The third quarter provision reflects increased charge offs and the continuing evaluation of the quality of the loan portfolio acquired as part of the Integrity merger. As a result, the allowance for loan losses has increased to 1.28% of loans held for investment from 1.25% at June 30, 2006 and from 1.16% at September 30, 2005. At September 30, 2006, the allowance for loan losses was $16.3 million compared to $8.0 million at September 30, 2005. As of September 30, 2006, nonperforming loans, consisting of nonaccrual loans and accruing loans past due 90 days or more, were $14.6 million compared to $6.0 million as of December 31, 2005 and $5.1 million as of September 30, 2005. There were no loans considered to be impaired as of September 30, 2006 and December 31, 2005. Loans considered impaired as of September 30, 2005 totaled $0.2 million.

    Noninterest income

    Noninterest income increased $1.7 million or 16% in the first nine months of 2006 compared to the same period in 2005 and $0.8 million or 19% when comparing third quarter results. These increases were due primarily to the 2006 acquisitions. Third quarter 2006 noninterest income was reduced by the previously discussed pre-tax losses of $1.3 million on the sales of securities. During the 2006 third quarter, income of $0.7 million was recognized in connection with certain SBIC investments that qualify as Community Reinvestment Act investments. A loss of $0.1 million was recorded on SBIC investments in the third quarter of 2005.

    Noninterest expense

    Noninterest expense was $13.7 million or 59% higher in the first nine months of 2006 and $7.2 million or 87% higher in the third quarter, reflecting both the increased size of the organization following the United and Integrity acquisitions and the restructuring/conversion expenses described below. The mergers and conversions of Alamance Bank and First Gaston Bank into First National Bank have resulted in restructuring and system conversion expenses, which are estimated to be approximately $1.1 million and $1.4 million, respectively, for the three and nine months ended September 30, 2006. These amounts include consulting services, data processing and other records conversion expense, the buyout of various contracts, legal and accounting fees. The resulting bank will continue to operate under the existing four trade names (First National Bank and Trust Company, First Gaston Bank, Catawba Valley Bank, and Northwestern Bank) for at least the balance of 2006. The company is in the process of conducting a branding study to determine the advisability of adopting a new bank name in 2007. The YES YOU CAN(R) and YES WE CAN(R) trademarks owned by First National will continue to be utilized. Accordingly, the Company anticipates additional merger related expenditures during the next two quarters including; replacement of signage, office supplies and some remaining systems conversions. Synergies from the Integrity acquisition are expected to begin to be realized during the fourth quarter of 2006.

    Effective January 1, 2006, stock option compensation is required to be recognized as a charge to earnings. As a result, personnel expense increased $0.1 million in the 2006 third quarter and $0.4 million for the first nine months of 2006.

    FNB United Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company (including its divisions, First Gaston Bank, Catawba Valley Bank and Northwestern
Bank) and Dover Mortgage Company. Opened in 1907, First National (MyYesBank.com) operates 26 community YES! Banks in Archdale, Asheboro, Biscoe, Burlington, China Grove, Ellerbe, Graham, Greensboro, Hillsborough, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. It also operates five community offices as First Gaston Bank (firstgaston.com) in Belmont, Dallas, Gastonia, Mt. Holly and Stanley, six community offices as Catawba Valley Bank (catawbavalleybank.com) in Hickory, Mooresville, Newton and Statesville and six community offices as Northwestern Bank of Wilkesboro (nwesternbank.com) in Boone, Millers Creek, Taylorsville, Wilkesboro and West Jefferson. Dover Mortgage Company (dovermortgage.com) operates 10 mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greensboro, Greenville, Lake Norman, Leland, Raleigh, Waxhaw and Wilmington. Through its subsidiaries, FNB United Corp. offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits up to applicable limits.

    This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the mergers not materializing within the expected time frame; (2) revenues following the mergers not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB United, United Financial and Integrity being greater than anticipated;
(5) general economic conditions being less favorable than anticipated; and (6) changes in accounting principles, policies or guidelines; (7) changes in the securities markets; (8) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (9) other economic, competitive, governmental, regulatory and technological factors affecting FNB United specifically or the banking industry or economy generally. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


                  FNB United Corp. and Subsidiaries
                      Quarterly Earnings Release
             (dollars in thousands except per share data)


                                     As of / For the Quarter Ended

                                  Sept. 30,    June 30,   March 31,
                                      2006        2006        2006
                                  ----------- ----------- ------------
BALANCE SHEET
 ASSETS
 Cash and due from banks          $   41,112  $   27,544  $   20,751
 Interest-bearing bank balances        5,870      30,873       1,207
 Federal funds sold                   17,500      18,643      17,829
 Investment Securities:
  Available for sale                 165,268     193,681     114,689
  Held to maturity                    42,928      42,480      43,593
 Loans:
  Loans held for sale                 20,054      21,879      20,822
  Loans held for investment        1,276,636   1,267,323     799,888
  Less allowance for loan losses     (16,318)    (15,814)     (9,960)
                                  ----------- ----------- ------------
      Loans, net                   1,280,372   1,273,388     810,750
                                  =========== =========== ============
 Premises and equipment, net          45,113      43,502      25,422
 Goodwill                            112,926     112,926      31,389
 Core deposit premium                  7,583       7,788       1,285
 Other assets                         80,290      65,668      39,353
                                  ----------- ----------- ------------
  Total Assets                    $1,798,962  $1,816,493  $1,106,268
                                  =========== =========== ============

 LIABILITIES AND SHAREHOLDERS'
  EQUITY
 Deposits:
  Noninterest-bearing demand
   deposits                       $  155,526  $  155,071  $  105,824
  Interest checking and savings      233,513     242,539     158,439
  Money market deposits              230,655     225,415      81,209
  Time deposits of $100,000 or
   more                              344,489     352,890     234,194
  Other time deposits                418,425     428,083     270,895
                                  ----------- ----------- ------------
      Total deposits               1,382,608   1,403,998     850,561
                                  =========== =========== ============
 Borrowings                          191,935     187,808     139,877
 Other liabilities                    18,793      20,213      11,894
                                  ----------- ----------- ------------
  Total liabilities                1,593,336   1,612,019   1,002,332
                                  =========== =========== ============
  Total shareholders' equity         205,626     204,474     103,936
                                  ----------- ----------- ------------
  Total Liabilities and
   Shareholders' Equity           $1,798,962  $1,816,493  $1,106,268
                                  =========== =========== ============


                                        As of / For the Quarter Ended

                                          Dec. 31, 2005 Sept. 30, 2005
                                          ------------- --------------
BALANCE SHEET
 ASSETS
 Cash and due from banks                  $     22,389  $      24,540
 Interest-bearing bank balances                  2,310            896
 Federal funds sold                             20,180         14,332
 Investment Securities:
  Available for sale                           110,918         76,868
  Held to maturity                              48,888         48,792
 Loans:
  Loans held for sale                           17,615         19,239
  Loans held for investment                    795,051        689,323
  Less allowance for loan losses                (9,945)        (8,026)
                                          ------------- --------------
      Loans, net                               802,721        700,536
                                          ============= ==============
 Premises and equipment, net                    24,670         19,809
 Goodwill                                       31,381         16,359
 Core deposit premium                            1,326             67
 Other assets                                   37,302         39,044
                                          ------------- --------------
  Total Assets                            $  1,102,085  $     941,243
                                          ============= ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits:
  Noninterest-bearing demand deposits     $    100,465  $      86,753
  Interest checking and savings                167,322        148,981
  Money market deposits                         85,533         74,301
  Time deposits of $100,000 or more            229,910        182,767
  Other time deposits                          258,379        228,971
                                          ------------- --------------
      Total deposits                           841,609        721,773
                                          ============= ==============
 Borrowings                                    146,567        114,135
 Other liabilities                              11,594          9,214
                                          ------------- --------------
  Total liabilities                            999,770        845,122
                                          ============= ==============
  Total shareholders' equity                   102,315         86,121
                                          ------------- --------------
  Total Liabilities and Shareholders'
   Equity                                 $  1,102,085  $     931,243
                                          ============= ==============


                  FNB United Corp. and Subsidiaries
                      Quarterly Earnings Release
             (dollars in thousands except per share data)



                                  Three Months
                                 Ended Sept. 30,
                                -----------------  INCREASE
INCOME STATEMENT                 2006     2005     (DECREASE) % CHANGE
                                -------- -------- ----------- --------
 INTEREST INCOME:
 Interest and fees on loans     $26,894  $12,375     $14,519      117%
 Interest and dividends on
  investment securities:
  Taxable income                  2,258      873       1,385    158.6
  Non-taxable income                537      406         131     32.3
 Interest on federal funds sold     258       59         199    337.3
                                -------- -------- ----------- --------
   Total interest income         29,947   13,713      16,234    118.4
                                -------- -------- ----------- --------

 INTEREST EXPENSE:
 Interest on deposits            11,548    3,899       7,649    196.2
 Interest on borrowings           2,519    1,194       1,325    111.0
   Total interest expense        14,067    5,093       8,974    176.2
                                -------- -------- ----------- --------

 NET INTEREST INCOME             15,880    8,620       7,260     84.2
 Provision for loan losses        1,824      446       1,378    309.0
                                -------- -------- ----------- --------
 NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES   14,056    8,174       5,882     72.0
                                -------- -------- ----------- --------

 NONINTEREST INCOME:
 Service charges on deposit
  accounts                        2,312    1,595         717     45.0
 Mortgage loan sales              1,402    1,412         (10)    (0.7)
 Cardholder and merchant
  services income                   607      355         252     71.0
 Gain (loss) on sale of
  securities                     (1,258)       0      (1,258)       -
 Trust and investment services      393      295          98     33.2
 Other service charges,
  commissions and fees              246      207          39     18.8
 Bank owned life insurance          251      148         103     69.6
 Factoring Operations               141        -         141        -
 Other income (charge)              624      (46)        670  1,456.5
                                -------- -------- ----------- --------
   Total noninterest income       4,718    3,966         752     19.0
                                -------- -------- ----------- --------

 NONINTEREST EXPENSE:
 Salaries and employee benefits   8,300    5,103       3,197     62.6
 Net occupancy expense            1,004      474         530    111.8
 Furniture and equipment
  expense                         1,002      573         429     74.9
 Data processing services           976      387         589    152.2
 Other expense                    4,258    1,782       2,476    138.9
                                -------- -------- ----------- --------
   Total noninterest expense     15,540    8,319       7,221     86.8
                                -------- -------- ----------- --------

 INCOME BEFORE INCOME TAXES       3,234    3,821        (587)   (15.4)
 Income taxes                     1,208    1,262         (54)    (4.3)
                                -------- -------- ----------- --------

 NET INCOME                      $2,026   $2,559       $(533)  (20.8)%
                                ======== ======== =========== ========




SCHEDULE OF SELECTED ITEMS       For the Three
 INCLUDED IN EARNINGS             Months Ended
                                  Sept. 30, 2006
                                -----------------
 Noninterest Income
  Bond restructuring                     $(1,258)
  Other Income - SBIC
   investment gains                          680
 Noninterest Expense
  Merger related expense:
   Personnel expense                         218
   Data processing                           362
   Other                                     533
  Stock option expense                       132


                  FNB United Corp. and Subsidiaries
                      Quarterly Earnings Release
             (dollars in thousands except per share data)


                                Nine Months Ended
                                    Sept. 30,
                                -----------------  INCREASE
                                 2006     2005     (DECREASE) % CHANGE
                                -------- -------- ----------- --------
INCOME STATEMENT
 INTEREST INCOME:
 Interest and fees on loans     $64,931  $34,251     $30,680       90%
 Interest and dividends on
  investment securities:
  Taxable income                  5,522    2,539       2,983    117.5
  Non-taxable income              1,545    1,243         302     24.3
 Other interest income              881      176         705    400.6
                                -------- -------- ----------- --------
   Total interest income         72,879   38,209      34,670     90.7
                                -------- -------- ----------- --------

 INTEREST EXPENSE:
 Interest on deposits            26,298   10,312      15,986    155.0
 Interest on borrowings           6,243    3,273       2,970     90.7
   Total interest expense        32,541   13,585      18,956    139.5
                                -------- -------- ----------- --------

 NET INTEREST INCOME             40,338   24,624      15,714     63.8
 Provision for loan losses        2,306    1,680         626     37.3
                                -------- -------- ----------- --------
 NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES       38,032   22,944      15,088     65.8
                                -------- -------- ----------- --------

 NONINTEREST INCOME:
 Service charges on deposit
  accounts                        5,828    4,429       1,399     31.6
 Mortgage loan sales              3,498    3,671        (173)    (4.7)
 Cardholder and merchant
  services income                 1,396      976         420     43.0
 Gain (loss) on sale of
  securities                     (1,260)       0      (1,260)       -
 Trust and investment services    1,048      968          80      8.3
 Other service charges,
  commissions and fees              743      663          80     12.1
 Bank owned life insurance          629      438         191     43.6
 Factoring Operations               217        -         217        -
 Other income (charge)              733      (57)        790  1,386.0
                                -------- -------- ----------- --------
   Total noninterest income      12,832   11,088       1,744     15.7
                                -------- -------- ----------- --------

 NONINTEREST EXPENSE:
 Salaries and employee benefits  20,337   14,345       5,992     41.8
 Net occupancy expense            2,536    1,341       1,195     89.1
 Furniture and equipment
  expense                         2,781    1,619       1,162     71.8
 Data processing services         1,996    1,057         939     88.8
Other expense                     9,566    5,116       4,450     87.0
                                -------- -------- ----------- --------
   Total noninterest expense     37,216   23,478      13,738     58.5
                                -------- -------- ----------- --------

 INCOME BEFORE INCOME TAXES      13,648   10,554       3,094     29.3
 Income taxes                     4,912    3,417       1,495     43.8
                                -------- -------- ----------- --------

 NET INCOME                      $8,736   $7,137      $1,599     22.4%
                                ======== ======== =========== ========



                                  For the Nine
SCHEDULE OF SELECTED ITEMS        Months Ended
 INCLUDED IN EARNINGS             Sept. 30, 2006
                                -----------------
 Noninterest Income
  Bond restructuring                     $(1,258)
  Other Income - SBIC
   investment gains                          743
 Noninterest Expense
  Merger related expense:
   Personnel expense                         218
   Data processing                           492
   Other                                     670
  Stock option expense                       377


                  FNB United Corp. and Subsidiaries
                      Quarterly Earnings Release
             (dollars in thousands except per share data)


                              Three Months Ended
                                  Sept. 30,
                            ----------------------  INCREASE     %
                               2006       2005      (DECREASE)  CHANGE
                            ----------- ---------- -------------------
EARNINGS PER SHARE DATA:
 Net income:
  Basic                          $0.18      $0.46      $(0.28) (60.9)%
  Diluted                          .18        .44       (0.26)  (59.1)
 Cash dividends paid               .15        .15        0.00       -

 Weighted average number of
  shares outstanding:
  Basic                     11,162,228  5,620,339   5,541,889    98.6
  Diluted                   11,263,279  5,768,654   5,494,625    95.2


PERFORMANCE RATIOS
Return on assets                  0.45%      1.12%
Return on equity                  3.87      11.79
Return on assets - tangible       0.48       1.14
Return on equity - tangible       9.20      14.53
Income tax rates                 37.40      33.03


                  FNB United Corp. and Subsidiaries
                      Quarterly Earnings Release
             (dollars in thousands except per share data)


                              Nine Months Ended
                                  Sept. 30,
                            ---------------------  INCREASE     %
                              2006       2005      (DECREASE)  CHANGE
                            ---------- ---------- ----------- -------
EARNINGS PER SHARE DATA:
 Net income:
  Basic                         $0.96      $1.27      $(0.31) (24.4)%
  Diluted                         .95       1.24       (0.29)  (23.4)
 Cash dividends paid              .45        .45        0.00       -

 Weighted average number of
  shares outstanding:
  Basic                     9,088,421  5,611,814   3,476,607    62.0
  Diluted                   9,185,701  5,757,626   3,428,075    59.5


PERFORMANCE RATIOS
Return on assets                 0.78%      1.06%
Return on equity                 7.20      11.17
Return on assets - tangible      0.82       1.08
Return on equity - tangible     14.61      13.82
Income tax rates                36.00      32.38


    CONTACT: FNB United Corp.
             Robert O. Bratton, 336-626-8300